Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-189686 of Homeowners of America Holding Corporation on Form S-1 of our report dated March 31, 2014 on the consolidated financial statements of Homeowners of America Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

April 30, 2014